As filed with the Securities and Exchange Commission on March 30, 2011

Registration No. 333-164990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Ste. 101, Northville, MI	48167
(Address of Principal Executive Offices)	(Zip Code)

AMERIGON INCORPORATED 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel R. Coker, President and CEO

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(Name and address of agent for service)

(248) 504-0500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT – DEREGISTRATION OF A PORTION OF SHARES

Effective as of March 30, 2011, Amerigon Incorporated (the “Registrant”) amended the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”) to decrease the number of shares of its common stock (“Shares”) that are available for issuance under the Plan by 1,400,000 (the “Amendment”). Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-164990), which was originally filed on February 19, 2010 (the “2010 Registration Statement”), is to reduce the number of Shares previously registered for issuance under the Plan pursuant to the 2010 Registration Statement from 1,800,000 to 400,000. As a result, the 2010 Registration Statement now covers a maximum of 400,000 Shares issuable under the Plan. Registrant’s Registration Statement on Form S-8 (Commission File No. 333-139868), which was originally filed on January 9, 2007 (the “2007 Registration Statement”), pursuant to which 1,800,000 Shares were registered for issuance under the Plan, is not being amended hereby. As a result of the Amendment, a total of 2,200,000 Shares are issuable under the Plan, of which 1,800,000 Shares are registered for issuance under the 2007 Registration Statement and 400,000 Shares are registered for issuance under the 2010 Registration Statement.

Except to the extent specified above, the 2010 Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment No. 1 thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1. to Registration Statement on Form S-8 (Commission File No. 333-164990) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on March 30, 2011.

AMERIGON INCORPORATED

By:	/s/ Barry G. Steele
Barry G. Steele,
	Its:	Vice-President of Finance,
Chief Financial Officer,
Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DANIEL R. COKER Daniel R. Coker	Director, President and Chief Executive Officer (Principal Executive Officer)	March 30, 2011

/s/ BARRY G. STEELE	Vice President of Finance, Chief Financial, Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 30, 2011
Barry G. Steele

/s/ *	Director, Chairman of the Board	March 30, 2011
Oscar B. Marx III

/s/ *	Director	March 30, 2011
Lon E. Bell

/s/ *	Director	March 30, 2011
Francois J. Castaing

/s/ *	Director	March 30, 2011
John M. Devine

/s/ *	Director	March 30, 2011
Maurice E.P. Gunderson

/s/ *	Director	March 30, 2011
James J. Paulsen

*By:	/s/ Barry G. Steele
Barry G. Steele, Attorney-in-Fact pursuant to the applicable power of attorney set forth on the signature pages to Registration Statement on Form S-8 (File No. 333-164990)

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fourth Amendment to the Amerigon Incorporated 2006 Equity Incentive Plan

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